</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-3.(iii)

<DESCRIPTION> ARTICLES OF INCORPORATION

<TEXT>

ARTICLES OF INCORPORATION

OF

NEW CENTURY RESOURCES CORPORATION

The undersigned, in order to form a corporation for the purposes hereinafter stated under and pursuant to the general corporation law of the

State of Nevada does hereby certify as follows:

ARTICLE I

NAME

The name of this corporation is: NEW CENTURY RESOURCES

CORPORATION.

ARTICLE II

PURPOSES

The purpose or purposes for which this corporation is organized are:

a. To locate, patent, purchase, lease, exchange, trade for or otherwise acquire,

and to hold, own, use, operate, work, extend, improve, and develop, and to sell,

exchange, assign, transfer, mortgage, grant security interests in,

lease, or otherwise dispose of, in whole or in part, and wherever situated,

mines, mining rights, and claims, metalliferous lands, quarries, quarry rights, water, water rights, ditches, reservoirs, oil and gas properties and interests therein, timber and timber properties, and any all other types of natural resources, and any rights, right of way, easements, privileges,

permits, or franchises suitable or convenient for any of the p urposes of the business, and to deal in the same in every way; to timber, quarry, mine, drill,

excavate, produce, purchase, lease, prospect for, claim and otherwise acquire,

and to process refine, and develop, and to sell, exchange, trade, deal in and with,

and otherwise dispose of asbestos, sulphur, silica,. feldspar, uranium, vanadium,

rare earth, mica, copper, coal, lead, silver, gold, gas, oil, oil shade, and other minerals, timber and timber related products, ores, and properties of every kind or nature, and of earth, rock, sand, shale, and other substances containing mineral and ore deposits; and to manufacture, produce, purchase, lease, or otherwise acquire, and to use operate, improve, repair, replace and develop, and to sell,

trade, exchange, lease, and otherwise dispose of any and all materials, machinery,

facilities, appliances, products, equipment, or supplies, proper or adapted to be used in or in connection with or incidental to the prospecting, development,

production, processing, preparation, shipment, and delivery of any of the foregoing minerals, ores, timber or other natural resources and any by-products therefrom; and to do any and ail things incidental thereto, or necessary, expedient, or proper to be done in connection with the matters and things set forth herein.

b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell assign,

transfer, exchange or otherwise dispose of or deal in or wit its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations,

and any certificates, receipts or their instruments representing rights or interests therein or any property or assets created or issued by any person,

firm association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares,

and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

C. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise,

either alone or in conjunction with any other person, association or corporation.

d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE III

STOCK

(a) The Corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common". The total number of shares which the corporation is authorized to issue is One-Hundred Fifty-Million

(150,000,000) shares. The number of preferred shares authorized is

Fifty-Million (50,000,000) shares, and the par value of each such share is

$0.001. The number of common shares authorized is One-Hundred-Million

(100,000,000) shares, and the par value of each such share is $0.001.

(b) The authorized common stock of this corporation may be issued at such time, upon such terms and conditions, and for such consideration as the Board of Directors shall determine.

(c) The preferred shares may be issued in series and from time to time with such voting power, designations, preferences, and relative participating,

optional, or other rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such class, classes or series adopted by the Board of Directors, pursuant to the authority hereby given and provided by statute.

Each class or series may be made subject to redemption as such time and at such price or prices as such resolution or resolutions providing for the issue of such stock shall state and express. The holders of the preferred stock of any class or series shall be entitled to receive dividends at such rates, on such conditions, and at such times, as provided for in a resolution adopted by the Board of Directors, payable in preference to or in relation to, the dividends payable on any other class or classes of stock; Preferred

Shareholders shall be entitled to such rights upon the dissolution of, or upon any distribution of, the assets of the corporation as may be stated in a resolution adopted by the Board of Directors; or any class or series may be convertible into or exchangeable for shares of any other class, classes, or series of capital stock of the corporation, at such price or prices, or at such rates of exchange, and with such adjustments, and shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance thereof.

ARTICLE IV

STOCK NON-ASSESSABLE

The holders of the capital stock hereof, upon payment in full of the subscription, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

ARTICLE V TERM OF EXISTENCE

This corporation shall have a perpetual existence.

ARTICLE VI

PREEMPTIVE RIGHTS

Shareholders shall not be entitled to preemptive rights.

ARTICLE VII

CUMULATIVE VOTING

No cumulative voting shall be permitted in the election of Directors.

ARTICLE VIII

INITIAL OFFICE AND AGENT

The address of the initial registered office of the corporation is 1025

Ridgeview, Suite 400, Reno, Nevada 89509, Washoe County, and the name of the Corporation's initial registered agent at such address is Michael J. Morrison,

Esq.

ARTICLE IX

DIRECTORS

The number of Directors constituting the initial Board of Directors of this corporation are three (3). The number of Directors may, at any time or times,

be increased or decreased by a duly adopted amendment to these Articles of

Incorporation, or in such manner as provided in the By-Laws of this

Corporation. There shall be no less than three (3) nor more than nine (9)

Directors. The names and addresses of the persons who are to serve as the initial directors until the first annual meeting of stockholders, or until their successors are duly elected and

qualified are:

GEORGE CHRISTODOULOU

8162 Mizer Lane

Boca Raton, FL 33433

SOLON PIITARIDES

3RD Floor, Kdficous Bldg.

32 Andreas Araouzos Street

P.O. Box 5631

Nicosia, Cyprus

CHLOE PAPADOPOULOU

3RD Floor, Kjiticous Bldg.

32 Andreas Araouzos Street

P.O. Box 5631

Nicosia, Cyprus

ARTICLE X

LIMITED LIABILITY

No Officer or Director of the Corporation shall be personally liable to the

Corporation or its shareholders for monetary damages for breach of any fiduciary duty as an Officer or Director, except for liability (i) for any breach of the Officers or Directors duty of loyalty to the Corporation or its shareholders,

(ii) misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada

General Corporation Law is corporation to authorize corporate action further amended after the date of in eliminating or limiting the personal liability of Officers or Directors, then the liability of an Officer or Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General

Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an Officer of Director of the Corporation prior to or existing at the time of such repeal or modification.

ARTICLE XI

INDEMNIFICATION

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal,

administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is the legal representative, is or was an he or she, or a person for whom officer or Director of the Corporation or is or was serving at the request of the corporation as an Officer or Director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit proceeding is alleged action in an official capacity as is of such plans, whether the Officer or Director or in any other capacity while serving as an Officer or Director, shall be indemnified and held harmless by the

Corporation to the fullest extent authorized by the Nevada General Corporation

Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the

Corporation to provide broader indemnification rights than said law permitted the

Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an Officer or Director and shall inure to the benefit of his or her heirs, executors and administrators; however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification in connection with a proceeding (or part thereof initiated by such person, only if such proceeding (or part thereof was authorized by the

Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada

General Corporation Law requires the payment of such expenses incurred by an

Officer or Director in his or her capacity in as an Officer or Director (and not in any other capacity in which service was or is rendered by such person while an

Officer or Director, including, without limitation, service to an employee benefit plan). The Director or Officer shall furnish to the Corporation a written undertaking, executed personally, or on his or her behalf, to repay the advance if it is determined that such Officer or Director is not entitled to be indemnified under this Section or otherwise. The undertaking required by this Section shall be an unlimited general obligation or the Director or Officer, but need not be secured and may be accepted without reference to financial ability to make repayment.

If a claim hereunder is not paid in full by the Corporation within (90) Ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim,

including reasonable attorneys fees. It shall be a defense to any such action

(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance. its final disposition where the required undertaking, if any, is required, tendered to the corporation) that the claimant has not met the standards id cinduct which make it permissible under the

Nevada General Corporation Law for the Corporation Corporation to indemnify the claimant proving such defense shall be on the Coporation. Neither the failure of the Corporation (including its Voard of Directors, independent legal counsel,

or its shareholders) toi have a determination prior to the commencement of esucha ction that indemnification of the claimaint if proper tot he commencement of such action that imdemnification of the claimant is proper in the circumstances becuase he or she me the applicable standard conduct set forth inthe Nevada

General Corporation Law, nor an actual determination by the corporation

(including its Board of Directors, independent legal counsel, or its shareholders)

that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumpton that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of

Incorporation, By-law, agreement, vote of shareholders, disinterested

Directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any other Officer, Director or Employee or agent of the Corporation or anoth er corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the Nevada General Corporation Law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the

Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of Officers and

Directors of the Corporation or individuals serving at the request of the

Corporation as an Officer, Director, employee or agent of another corporation,

partnership, joint venture, trust, or other enterprise.

ARTICLE XII

INCORPORATOR

The name and address of the incorporator is:

ROBERT J. NIELSON, ESQ.

3098 S. Highland Dr., Suite 300

Salt Lake City, Utah 84106

DATED this 7th day of January, 1994.

/s/ Robert J. Nielson, Esq.

Robert J. Nielson, Esq.

STATE OF UTAH

)ss

COUNTY OF SALT LAKE

On the 7th day of January, 1994 personally appeared before me,

ROBERT J. NIELSON, ESQ., who being by me first duly sworn, declared that he is the person who signed the foregoing instrument and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the date hereinabove mentioned.

/s/ Michelle M. Mills

NOTARY PUBLIC

Residing in Salt Lake City

My commission expires 10-15-96

CERTIFICATE OF ACCEPTANCE OF

APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF NEW CENTURY RESOURCES CORPORATION

Michael J. Morrison, hereby certify that on the 10th day of January

1994, 1 accepted the appointment as Resident Agent of the above entitled corporation in accordance with Sec. 78.090, NRS 1957.

Furthermore, that the principal office in this State is located in Suite 400,

1025 Ridgeview, Reno, Washoe County, State of Nevada, 89509.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of

January 1994.

/s/ Michael J. Morrision

Michael J. Morrison

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-3.(iv)

<DESCRIPTION> ARTICLES OF MERGER

<TEXT>

ARTICLES OF MERGER

by and between

NEW CENTURY RESOURCES CORPORATION (a Utah corporation)

and

NEW CENTURY RESOURCES CORPORATION (a Nevada corporation)

Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes,

the undersigned domestic and foreign corporations adopt the following Articles of

Merger for the purpose of merging them into one such corporations:

FIRST: The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

New Century Resources Corporation Utah

New Century Resources Corporation Nevada

SECOND: The laws of the state under which the foreign

corporation is organized permit such a merger.

THIRD: The name of the surviving corporation is New Century Resources

Corporation, and is to be governed under the laws of the State of Nevada.

FOURTH: The following Plan of Merger was adopted by the respective

Boards of Directors of each of the corporate parties in accordance with the laws of the State under which they are incorporated.

FIFTH: The following Plan of Merger does not require the approval of the shareholders of the undersigned domestic corporation as the undersigned domestic corporation has no shares issued and outstanding; the following Plan of

Merger was duly adopted by the shareholders of the foreign corporation in the manner prescribed by the laws of the State under which it is organized, namely the State of Utah.

SIXTH: As to the undersigned corporations, the total number of shares outstanding and the designation and number of outstanding shares entitled to

-vote on the Plan of Merger, which in the case of each of the undersigned corporations consists of only one class of stock outstanding, that being Common

Voting Stock are:

Name of corporation No. of outstanding shares

New Century Resources Corporation - Utah 10,501,724 common

New Century Resources Corporation - Nevada -0-

Each of the above referenced corporations also has a class of preferred stock which is authorized but unissued as of the date of this Plan.

SEVENTH: As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, which in each case consists of only one class, that being common voting shares, are as follows:

Name of Corporation total for total against

New Century Resources Corporation - Utah - 8,374,034 0

New Century Resources Corporation - Nevada -No shares outstanding-

Pursuant to a Special Meeting of Shareholders held on the 21st day of January,

1994, Pursuant to a notice thereof, shareholders representing a majority of the common shares of record of New Century Resources Corporation, a Utah corporation, there being 10,501,724 shares issued and outstanding and entitled to vote (pre merger) as of the record date of the Meeting with a total of

8,374,034 shares represented at the Meeting either in person or by proxy, voted 8,374,034 FOR with -0- shares AGAINST, to complete a change of domicile by means of a statutory merger, hereinafter referred to as the

'Plan of Merger", which number of shares was sufficient for the approval of stockholders to the within Plan of Merger.

EIGHTH: There are no amendments hereby contemplated to the Articles of

Incorporation of the surving corporation.

New Century Resources Corporation the Utah corporation ( the "'UTAH

Company"), by a resolution adopted by its Board of Directors and a majority vote of its shareholders, and New Century Resources Corporation, a Nevada

corporation (the "NEVADA Company"), which has just recently been formed or the purpose of this merger and change of domicile, by a resolution adopted by its

Board of Directors do hereby agree to a merger of the two corporations upon the following terms and conditions:

PLAN OF MERGER

WHEREAS, the NEVADA Company has 150,000,000 shares of stock

authorized in two classes as follows: 100,000,000 common shares, par value

$0.001, being single class without series, of which there are -0- shares issued and outstanding; and 50,000,000 Preferred Shares, par value $0.001, the rights and preferences of which may be determined in the discretion of the Board of

Directors, of which there are -0- shares issued and outstanding, as defined in

Article III of its Articles of Incorporation; and

WHEREAS, the UTAH Company has 100,000,000 shares of stock authorized in two classes as follows: 50,000,000 common shares, par value $0.001, being a single class without series of which there are 10,501,724 shares issued and outstanding (pre-merger); and, 50,000,000 Preferred Shares, par value

$0.001, the rights and preferences of which may be determined by the Board of

Directors, of which there are no shares issued and outstanding, as defined in

Article IV of its Articles of Incorporation, as amended, and

WHEREAS, the principal office of the NEVADA Company in the State of

Nevada is located at 1025 Ridgeview, Suite 400, Reno, Nevada, 89509, and

Michael J. Morrison, Esq. is the registered agent of the NEVADA Company upon whom service of process for the NEVADA Company may be received within the State of Nevada; and

WHEREAS, the principal United States office of the UTAH Company is located at 3098 So. Highland Dr., Suite 300, Salt Lake City, Utah 84106, and Robert J.

Nielson, Esq. is the registered agent for the UTAH Company upon whom service of process for the UTAH Company may be received within the State of Utah;

and

WHEREAS, the Boards of Directors of the NEVADA Company and the UTAH

Company, respectively, deem it advisable and generally in the best interests of and to the advantage of the corporate parties and their respective shareholders that the UTAH Company merge with the NEVADA Company under and pursuant to the provisions of Section 78.458 et seq of the Nevada Revised

Statutes and further pursuant the applicable provisions of the Utah Revised

Corporations Act; and

WHEREAS, the Shareholders of the UTAH Company have approved the merger by a majority of the outstanding shares of the UTAH Company consistent with the applicable statute under the Utah Revised Corporation Act, Section

16-10a-1101 et.seq., and further in pursuant to and consistent with its Bylaws, as follows:

The surviving corporation, as in this case, the NEVADA Company, is to be governed by the laws of the State of Nevada, but it shall comply with the applicable provisions of the Utah Revised Corporation Act, Section 16-10-1107,

and file its Articles of Merger with the State of Utah so that

a) If it is to transact business in the State of Utah it will comply with the provisions of Part 15 of the Utah Revised Corporation Act;

b) it shall maintain a registered agent in the State of Utah to accept service in any proceeding to enforce any obligation or rights of dissenting shareholders, or in any proceeding based on any cause of action arising with respect to the UTAH Company, which registered office is located at 3098 So.

Highland Dr., Suite 300, Salt Lake City, Utah 84106, and the name of the agent as such address is Robert J. Nielson, Esq.; and

C) it agrees that it will promptly pay to any dissenting shareholders of the UTAH Company, the amount if any to which they shall be entitled under Part

13 of the Utah Revised Corporations Act.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

1. MERGER. The UTAH Company shall be and it hereby is merged into the

NEVADA Company upon the effective date.

2. EFFECTIVE DATE. These Articles of Merger shall comply with the statutes of the Nevada Revised Statutes and become effective immediately upon the filing of the same with the office of the Secretary of State of Nevada.

3. SURVIVING CORPORATION. The NEVADA Company shall survive

the merger herein contemplated and shall continue to be governed by the laws of the State of Nevada, but the separate existence of the UTAH Company shall cease forthwith upon the Effective Date.

4. AUTHORIZED CAPITAL. The authorized capital stock of the NEVADA

Company following the Effective Date, shall be an aggregate number of authorized shares of the capital stock of two classes being common and preferred. There are 50,000,000 Preferred Shares, par value $0.001,

authorized, the rights and preferences of which may be determined at the discretion of the Board of Directors. The NEVADA Company

also has 100, 000,000 common shares authorized, par value, $0.001, being a single class, without series, as defined in Article III of its Articles of

Incorporation.

5. CERTIFICATE OF INCORPORATION. The Certificate of

Incorporation, shall be the Certificate of Incorporation of the NEVADA

Company following the effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, and all rights or powers of whatsoever nature conferred with such Certificate of Incorporation or herein upon any shareholder or officer or director of the NEVADA Company or upon any other person whomsoever are subject to this reserve power. Such

Certificate of Incorporation of the NEVADA Company is separate and apart form this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the NEVADA Company.

6. BY-LAWS. The Corporate By-Laws shall be the By-Laws as adopted by the Board of Directors of the NEVADA Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

7. FURTHER ASSURANCE OF TITLE. If at any time the NEVADA

Company shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the NEVADA Company any right, title.- or interest in the

UTAH Company held immediately prior to the Effective Date, the UTAH

Company and its proper officers and directors shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary and proper to acknowledge or confirm such right, title or interest in the NEVADA

Company as shall be necessary to carry out the purposes of this Agreement of

Merger with the NEVADA Company and the proper officers and directors thereof are fully authorized to take any all such action in the name of the UTAH

Company or otherwise.

8. RETIREMENT OF ORGANIZATION STOCK. Forthwith, upon the

Effective Date, each share of Common Stock of the NEVADA Company,

presently issued and outstanding, if any, shall be retired, and no shares of

Common Stock or any other securities of the NEVADA Company shall be issued in respect thereof.

9. CONVERSION OF OUTSTANDING STOCK. Forthwith upon the

Effective Date, all of the 10,501,724 common shares (pre-merger), being fully paid, issued and outstanding and authorized on the books and records of the

UTAH Company, shall be converted on a basis of one to one (1:1) into one fully paid and non-assessable share of Common Stock of the NEVADA Company for each one share held of the UTAH Company (pre-merger), and each certificate nominally representing shares of Common Stock of the UTAH Company shall for all purposes be deemed to evidence ownership of shares of common stock of the

NEVADA Company. The holders of such certificates of the UTAH Company shall not be required to immediately surrender the same in exchange for certificates representing shares of Common Stock of the NEVADA Company,,

and, at any such time upon surrender by any holder of certificates nominally representing shares of Common Stock in the UTAH Company, the NEVADA

Company will cause to be issued therefor certificates for the shares of Common

Stock of the NEVADA Company, subject to any reverse or forward splits of said stock in effect thereafter, if any.

10. RETIREMENT OF TREASURY STOCK. Forthwith, upon the Effective

Date, shares of Common Stock of the UTAH Company held in its Treasury, if any, on the Effective Date, shall be retired and no shares of Common Stock or other securities of the NEVADA Company shall be issued in respect therefor.

11. BOOK ENTRIES. The merger contemplated hereb shall be treated as a pooling of interests.

12. BOARD OF DIRECTORS AND OFFICERS. The members of the first

Board of Directors and Officers immediately after the Effective Date of the merger shall be those persons who were members of the Board of Directors and the officers, respectively, of the NEVADA Company, immediately prior to the

Effective Date of the merger,, which Officers and Directors also constitute the Officers and Directors of the UTAH Company immediately prior to the

Effective Date of the merger, and such persons shall serve in such capacity,

respectively, for the terms provided by law or the Bylaws or until their successors are duly elected and qualified.

13. VACANCIES. If, upon the Effective Date, a vacancy shall exist in the

Board of Directors or in any of the offices of the NEVADA Company as the same are specified above, such vacancy shall thereafter be filled by appointment and majority approval of the Board of Directors of the NEVADA Company in the manner provided for under Nevada law and the By-Laws of the NEVADA

Company.

14. TERMINATION. This Agreement of Merger may be terminated and abandoned by action of the Board of Directors of the UTAH Company at any time prior to the Effective Date, whether before or after approval of the shareholders of the two corporate parties hereto.

15. AUTHORIZATION. This Agreement of Merger was duly authorized by a majority vote of the shareholders and Directors of the UTAH Company at a

Special Meeting of the Board of Directors and a Special Meeting of the

Shareholders, held on December 17, 1993, and January 21, 1994, respectively,

wherein specific authorization was given for the incorporation and formation of the NEVADA Company for the purpose of changing the domicile of the

UTAH Company to that of the State of Nevada, and was duly authorized by the newly formed Board of Directors of the NEVADA Company at on January 11,

1994.

IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to the authority duly granted by the Board of Directors, has caused the Articles of

Merger between the UTAH Company and the NEVADA Company to be executed by its respective Secretary and President on the day of January, 1994.

the UTAH Company the NEVADA Company

New Century Resources Corporation New Century Resources Corporation

By: /s/ George Christodoulou By: /s/ George Christodoulou

George Christodoulou George Christodoulou

By: /s/ Chloe Papadopoulou By: /s/ Chloe Papadopoulou

Chloe Papadopoulou Chloe Papadopoulou

STATE OF

ss

COUNTY OF

These Articles of Merger have been acknowledged before me this 24 day of

January, 1994, by George Christodoulou, President, who has executed the aforementioned document on behalf of the NEVADA Company and the UTAH

Company as set forth herein.

/s/ Haralambus S Savvioss

Notary Public

Subscribed and sworn before me by Ms. Chloe Papadopoulou, who has executed the within document as Secretary/Treasurer of the NEVADA Company and the UTAH Company, this 24 day of January, 1994.

/s/ Haralambus S. Savvioss

Notary Public